EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of vFinance, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy Mahoney, Chief Operating Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  August 18,  2003             By: /s/ Timothy Mahoney
                                        -------------------
                                     Name:  Timothy Mahoney
                                    Title:  Chief Operating Officer and
                                            acting Chief Financial Officer


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to vFinance, Inc. and will be retained by vFinance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.